Exhibit 32.1

SECTION 906 CERTIFICATION OF

 PRINCIPAL EXECUTIVE OFFICER

OF SILVERHILL MANAGEMENT SERVICES, INC.

In connection with the accompanying Annual Report on Form 10-K of Silverhill Management Services, Inc. for the year ended December 31, 2010, the undersigned, Emily Lussier, President and Chief Executive Officer of Silverhill Management Services, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K for the year ended December 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of Silverhill Management Services, Inc.

Date: March 31, 2011

/s/ Emily Lussier
Emily Lussier
President and Chief Executive Officer